Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Fourth Quarter Net Income Jumps 47%
Double-digit Revenue Growth at FedEx Express, FedEx Ground and FedEx Freight
Earnings Guidance Increased for Fiscal 2005

MEMPHIS, Tenn., June 23, 2004 ... FedEx Corporation (NYSE: FDX) reported earnings of $1.36 per diluted share for the fourth quarter ended May 31 including $0.01 of business realignment costs and a $0.04 benefit from a nonrecurring reduction in the effective income tax rate.  This compares to $0.92 per diluted share a year ago, an increase of 48%.  Earnings before business realignment costs and the tax benefit were $1.33 per diluted share.

“We have strong momentum in our business,” said Frederick W. Smith, chairman, president and chief executive officer.  “Our entire portfolio of transportation services is experiencing strong demand, especially in ground, international express and regional less-than-truckload services.  Another bright spot is the contribution of FedEx Kinko’s to our earnings.  The company’s strategy of bundling its broad portfolio of services to customers is working very well.”

Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

•  Revenue of $7.04 billion, up 21% from $5.83 billion the previous year

•  Operating income of $685 million, up 39% from $492 million a year ago

•  Operating margin of 9.7%, up from 8.4% the previous year

•  Net income of $412 million, up 47% from last year’s $280 million

Total average daily package volume at FedEx Express and FedEx Ground grew a combined 7% year over year for the quarter, due to growth in U.S. domestic express shipments, continued strong growth in international express shipments and higher growth in ground shipments.  Revenue per package increased at both FedEx Express and FedEx Ground.

Full Year Results

For the full fiscal year, FedEx Corp. reported earnings of $2.76 per diluted share, including $0.89 per diluted share of costs associated with the previously announced business realignment through voluntary early retirement and severance programs and $0.12 per diluted share from nonrecurring tax benefits recorded in the first and fourth quarters.  Excluding these costs and tax benefits, earnings for the full year were $3.52 per diluted share.  Last year’s reported earnings were $2.74 per diluted share.  Additional consolidated results for the fiscal year were:

	Fiscal 2004
	As Reported (GAAP)		YOY %	Before Realignment Costs & Tax Benefits		YOY %	Fiscal 2003 As Reported (GAAP)
Revenue	$24.7	billion	10	$24.7	billion	10	$22.5	billion
Operating Income	$1.44	billion	(2)	$1.88	billion	27	$1.47	billion
Net Income	$0.84	billion	1	$1.07	billion	29	$0.83	billion
Diluted EPS	$2.76		1	$3.52		28	$2.74

“FedEx continues to realize the benefits of actions undertaken over the past several years to reduce capital expenditures and improve cash flows, returns on investment and margins,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “We expect our strong momentum to continue into the new fiscal year.”

Capital spending in fiscal 2004 was reduced to $1.3 billion and the quarterly dividend was increased $0.01 to $0.07 per share in the most recent dividend declaration.

The fourth quarter pretax cost of the business realignment programs was $6 million.  Approximately $65 million of savings were realized in the fourth quarter and $150 million for the year, reflected primarily in lower salaries and employee benefits costs.  The company continues to expect related savings to be $230 million to $240 million in fiscal 2005.

Outlook

The company continues to see broad-based economic improvement across many sectors in the U.S. and world economies.  FedEx expects earnings to be $0.90 to $1.00 per diluted share in its first fiscal quarter.  Earnings for the year are expected to be $4.20 to $4.40 per diluted share, with the company benefiting from the full year effect of FedEx Kinko’s, growth in FedEx International Priority®, FedEx Ground and FedEx Freight shipments and full-year savings from the business realignment programs.

Capital spending for fiscal 2005 is forecast to be approximately $1.6 billion.  The expected year-over-year increase will fund additional aircraft capacity for FedEx Express, which is driven by growth in FedEx International Priority.  Also, additional investments will be made in the FedEx Ground network and FedEx Kinko’s.

FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

•  Revenue of $4.71 billion, up 10% from last year’s $4.28 billion

•  Operating income of $407 million, up 38% from $295 million a year ago

•  Operating margin of 8.6%, up from 6.9% the previous year

FedEx International Priority (IP) revenue grew 22% for the quarter, as IP revenue per package grew 7%, primarily due to an increase in average weight per package and favorable exchange rate differences.  IP average daily package volume grew 12%, led by strong growth in Asia and improved U.S. export growth.  U.S. domestic express package revenue increased 6%, as average daily package volume grew 2% and U.S. domestic package yield also increased 2%.

Operating income improved 38% year over year and operating margin expanded 170 basis points, benefiting from ongoing cost control efforts including early retirement and severance savings, revenue growth and one additional operating day.

FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

•  Revenue of $1.06 billion, up 15% from last year’s $921 million

•  Operating income of $159 million, up 7% from $149 million a year ago

•  Operating margin of 15.1%, down from 16.2% the previous year

Average daily package volume grew 12% in the fourth quarter, the highest this year, driven by continued growth across all FedEx Ground services.  As a result of this strength, FedEx Ground generated quarterly revenue exceeding $1 billion for the first time.  Yield improved 2% primarily due to a January 2004 general rate increase and an increase in extra services revenue, partially offset by the elimination of the FedEx Ground fuel surcharge in January.

The FedEx Ground operating margin was negatively affected by a small operating loss at FedEx Supply Chain Services and higher intercompany charges, partially offset by the benefit of one additional operating day.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

•  Revenue of $758 million, up 21% from last year’s $626 million

•  Operating income of $80 million, up 63% from $49 million a year ago

•  Operating margin of 10.6%, up from 7.8% the previous year

FedEx Freight is experiencing strong growth in its regional and interregional less-than-truckload (LTL) shipments.  Average daily LTL shipments increased 11% compared to last year’s fourth quarter, which continues the upward demand trend that began at the end of the second quarter.  LTL yield improved 4% year over year due to the impact of growth in its interregional freight service, higher fuel surcharges, last year’s general rate increase and favorable contract renewals.  FedEx Freight implemented a 5.9% general rate increase effective June 14, 2004.

Operating margin was up 280 basis points compared to the previous year due to higher revenue, productivity efficiencies and cost management efforts. Also contributing to the improved revenue and operating income was an additional operating day in this year’s fourth quarter compared to last year.

FedEx Kinko’s Segment

For the fourth quarter, the FedEx Kinko’s segment reported:

•  Revenue of $521 million

•  Operating income of $39 million

•  Operating margin of 7.5%

FedEx Kinko’s revenue for the quarter was driven by demand from commercial customer sales and signs and banners.

FedEx Kinko’s recently unveiled the new brand identity for its retail locations—FedEx Kinko’s Office and Print Center—and made available the full range of FedEx day-definite ground and time-definite global express shipping services at all U.S. FedEx Kinko’s centers. The addition of 1,100 staffed locations to the FedEx retail network improves access for our customers.  FedEx Kinko’s is planning to offer FedEx Consolidated ReturnsTM service and complete “pack-and-ship” capabilities to customers in time for the 2004 peak holiday season.  The store rebranding initiative will continue through fiscal 2006.

Tax Rate

The company’s effective tax rate was reduced to 36.0% for the fourth quarter and to 36.5% for the full year.  The reduction provided a $0.04 per share benefit to the fourth quarter.  The year-over-year 150 basis point reduction in the full year rate was primarily attributable to the company’s first quarter 2004 favorable decision in its aircraft engine maintenance litigation, stronger than anticipated international results and the results of tax audits during 2004.  For fiscal 2005, the effective income tax rate is expected to be approximately 38%.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with the broadest portfolio of transportation, e-commerce and business services.  With annual revenues of $25 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brands.  Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 240,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter FY2004 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 23, are available on the company’s Web site at

www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, any impacts on the company’s business resulting from the duration and magnitude of the U.S. domestic economic recovery, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels, the timing and amount of any money that FedEx is entitled to receive under the Air Transportation Safety and System Stabilization Act and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  Excluding the impact of business realignment costs and two tax items from our full year results will allow more accurate comparisons of these results to prior periods.  As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

Fourth Quarter Fiscal 2004

(Dollars in millions, except earnings per share)

FedEx Diluted Earnings Per Share

Non-GAAP Measure	$1.33
Business Realignment Costs	(0.01)
Benefit from Tax Rate Change	0.04
GAAP Measure	$1.36

Fiscal 2004

(Dollars in millions, except earnings per share)

	FedEx Corp.				FedEx Express Segment
			Net Income	Diluted Earnings Per Share[1]	Operating
	Operating
	Income	Margin			Income	Margin

Non-GAAP Measure	$1,875	7.6%	$1,070	$3.52	$1,057	6.0%

Business Realignment Costs	(435)	(1.8)%	(270)	(0.89)	(428)	(2.4)%

Benefit from Tax Court Decision	—	—	26	0.08	—	—

Benefit from Tax Rate Change	—	—	12	0.04	—	—

GAAP Measure	$1,440	5.8%	$838	$2.76	$629	3.6%

1 Amounts do not add due to rounding.

FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2004

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended May 31			Year Ended May 31
	2004	2003	%	2004	2003	%
Revenue:
FedEx Express segment	$4,707	$4,283	10%	$17,497	$16,467	6%
FedEx Ground segment	1,058	921	15%	3,910	3,581	9%
FedEx Freight segment	758	626	21%	2,689	2,443	10%
FedEx Kinko’s segment	521	—	NM	521	—	NM
Other & eliminations	(3)	—	NM	93	(4)	NM
Total Revenue	7,041	5,830	21%	24,710	22,487	10%

Operating Expenses:
Salaries and employee benefits	2,950	2,485	19%	10,728	9,778	10%
Purchased transportation	652	553	18%	2,407	2,155	12%
Rentals and landing fees	568	442	29%	1,918	1,803	6%
Depreciation and amortization	365	340	7%	1,375	1,351	2%
Fuel	429	367	17%	1,481	1,349	10%
Maintenance and repairs	409	329	24%	1,523	1,398	9%
Business realignment costs	6	—	NM	435	—	NM
Other	977	822	19%	3,403	3,182	7%
Total Operating Expenses	6,356	5,338	19%	23,270	21,016	11%

Operating Income:
FedEx Express segment	407	295	38%	629	783	(20)%
FedEx Ground segment	159	149	7%	522	494	6%
FedEx Freight segment	80	49	63%	244	193	26%
FedEx Kinko’s segment	39	—	NM	39	—	NM
Other & eliminations	—	(1)	NM	6	1	NM
Total Operating Income	685	492	39%	1,440	1,471	(2)%

Other Income (Expense):
Interest, net	(40)	(30)	33%	(116)	(118)	(2)%
Other, net	(2)	(11)	(82)%	(5)	(15)	(67)%
Total Other Income (Expense)	(42)	(41)	2%	(121)	(133)	(9)%

Pretax Income	643	451	43%	1,319	1,338	(1)%

Provision for Income Taxes	231	171	35%	481	508	(5)%

Net Income	$412	$280	47%	$838	$830	1%

Diluted Earnings Per Share	$1.36	$0.92	48%	$2.76	$2.74	1%

Weighted Average Common and
Common Equivalent Shares	304	303	0%	304	303	0%

Capital Expenditures	$379	$337	12%	$1,271	$1,511	(16)%

Average Full-Time Equivalents (FTEs in thousands)(1)	207	189	10%	196	191	3%

(1) - The three-month and full-year periods for 2004 include employees of FedEx Kinko’s from the date of acquisition (February 12, 2004).

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2004

(In millions)

(Unaudited)

	Year Ended May 31
	2004	2003
ASSETS

Current Assets:
Cash and cash equivalents	$1,046	$538
Other current assets	3,924	3,403
Total Current Assets	4,970	3,941

Net Property and Equipment	9,037	8,700

Other Long-Term Assets	5,127	2,744

	$19,134	$15,385

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$750	$308
Other current liabilities	3,982	3,027
Total Current Liabilities	4,732	3,335

Long-Term Debt, Less Current Portion	2,837	1,709

Other Long-Term Liabilities	3,529	3,053

Total Common Stockholders’ Investment	8,036	7,288

	$19,134	$15,385

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2004

(In millions)

(Unaudited)

	Year Ended May 31
	2004	2003

Operating Activities:
Net income	$838	$830
Noncash charges (credits):
Depreciation and amortization	1,375	1,351
Other, net	98	434
Changes in operating assets and liabilities, net	709	(744)

Net cash provided by operating activities	3,020	1,871

Investing Activities:
Business acquisition, net of cash acquired	(2,410)	—
Capital expenditures	(1,271)	(1,511)
Proceeds from asset dispositions	18	22
Other, net	1	(1)

Net cash used in investing activities	(3,662)	(1,490)

Financing Activities:
Proceeds from debt issuances	1,599	—
Dividends paid	(66)	(60)
Other, net	(383)	(114)

Net cash provided by (used in) financing activities	1,150	(174)

Net increase in cash and cash equivalents	508	207

Cash and cash equivalents at beginning of period	538	331
Cash and cash equivalents at end of period	$1,046	$538

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2004

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31			Year Ended May 31
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$4,707	$4,283	10%	$17,497	$16,467	6%

Operating Expenses:
Salaries and employee benefits	1,908	1,785	7%	7,403	7,001	6%
Purchased transportation	190	163	17%	694	609	14%
Rentals and landing fees	389	384	1%	1,531	1,557	(2)%
Depreciation and amortization	200	206	(3)%	810	818	(1)%
Fuel	384	333	15%	1,343	1,231	9%
Maintenance and repairs	315	247	28%	1,193	1,087	10%
Business realignment costs	5	—	NM	428	—	NM
Intercompany charges	403	341	18%	1,442	1,328	9%
Other	506	529	(4)%	2,024	2,053	(1)%
Total Operating Expenses	4,300	3,988	8%	16,868	15,684	8%

Operating Income	$407	$295	38%	$629	$783	(20)%

Operating Margin	8.6%	6.9%		3.6%	4.8%

OPERATING STATISTICS

Operating Weekdays	65	64	2%	255	254	0%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):

U.S. Overnight Box	1,182	1,180	0%	1,179	1,176	0%
U.S. Overnight Envelope	700	687	2%	667	679	(2)%
U.S. Deferred	902	863	5%	925	897	3%
Total U.S. Domestic Package	2,784	2,730	2%	2,771	2,752	1%
International Priority	426	380	12%	396	369	7%
Total Average Daily Packages	3,210	3,110	3%	3,167	3,121	1%

Average Daily Freight Pounds (000s):

U.S.	8,459	8,324	2%	8,519	8,969	(5)%
International	1,944	2,224	(13)%	2,093	2,174	(4)%
Total Avg Daily Freight Pounds	10,403	10,548	(1)%	10,612	11,143	(5)%

YIELD
Revenue Per Package:

U.S. Overnight Box	$19.24	$18.43	4%	$18.49	$18.18	2%
U.S. Overnight Envelope	10.14	10.16	(0)%	10.00	9.95	1%
U.S. Deferred	11.52	11.40	1%	10.99	11.02	(0)%
Total U.S. Domestic Package	14.45	14.13	2%	13.94	13.82	1%
International Priority	52.24	48.74	7%	50.75	46.59	9%
Composite Package Yield	$19.47	$18.36	6%	$18.55	$17.69	5%

Revenue Per Freight Pound:

U.S.	$0.77	$0.73	5%	$0.74	$0.69	7%
International	0.74	0.75	(1)%	0.74	0.72	3%
Composite Freight Yield	$0.76	$0.73	4%	$0.74	$0.69	7%

Average Full-Time Equivalents (000s)	120	122	(2)%	122	124	(2)%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2004

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31			Year Ended May 31
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$1,058	$921	15%	$3,910	$3,581	9%

Operating Expenses:
Salaries and employee benefits	193	178	8%	740	709	4%
Purchased transportation	389	337	15%	1,465	1,327	10%
Rentals	26	19	37%	98	88	11%
Depreciation and amortization	40	40	—	154	155	(1)%
Fuel	7	4	75%	16	11	45%
Maintenance and repairs	26	23	13%	95	89	7%
Business realignment costs	—	—	NM	1	—	NM
Intercompany charges	120	81	48%	432	346	25%
Other	98	90	9%	387	362	7%
Total Operating Expenses	899	772	16%	3,388	3,087	10%

Operating Income	$159	$149	7%	$522	$494	6%

Operating Margin	15.1%	16.2%		13.4%	13.8%

OPERATING STATISTICS

Operating Weekdays	65	64	2%	254	252	1%

Average Daily Package Volume (000s)	2,387	2,125	12%	2,285	2,168	5%
Yield	$6.59	$6.47	2%	$6.48	$6.25	4%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2004

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31			Year Ended May 31
	2004	2003	%	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$758	$626	21%	$2,689	$2,443	10%

Operating Expenses:
Salaries and employee benefits	396	333	19%	1,427	1,303	10%
Purchased transportation	75	54	39%	254	224	13%
Rentals and landing fees	26	25	4%	100	105	(5)%
Depreciation and amortization	23	23	—	92	88	5%
Fuel	37	30	23%	122	107	14%
Maintenance and repairs	32	29	10%	116	115	1%
Intercompany charges	6	3	100%	21	17	24%
Other	83	80	4%	313	291	8%
Total Operating Expenses	678	577	18%	2,445	2,250	9%

Operating Income	$80	$49	63%	$244	$193	26%

Operating Margin	10.6%	7.8%		9.1%	7.9%

OPERATING STATISTICS

LTL Operating Weekdays	65	64	2%	253	252	0%

LTL Shipments Per Day (000s)	62	56	11%	58	56	4%
Weight Per LTL Shipment (lbs)	1,146	1,120	2%	1,127	1,114	1%
LTL Revenue/CWT	$14.28	$13.69	4%	$14.23	$13.40	6%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2004

(Dollars in millions)

(Unaudited)

Three Months Ended May 31
2004
FINANCIAL HIGHLIGHTS

Revenue	$521

Operating Expenses:
Salaries and employee benefits	185
Rentals	115
Depreciation and amortization	33
Maintenance and repairs	9
Other	140
Total Operating Expenses	482

Operating Income	$39

Operating Margin	7.5%

Note:  The FedEx Kinko’s segment was formed in the fourth quarter of 2004.